Exhibit 10.13

EXECUTION VERSION

MEMBERSHIP INTERESTS SECOND LIEN PLEDGE AGREEMENT

DATED AS OF SEPTEMBER 25, 2013

Between

HAWAII PACIFIC ENERGY, LLC,

as Pledgor,

and

DEUTSCHE BANK AG NEW YORK BRANCH

as ABL Loan Collateral Agent

PLEDGE AGREEMENT

Table of Contents

SECTION 1.	INTERPRETATION	1

1.1	Definitions	1
1.2	Construction	5
1.3	Recitals	6

SECTION 2.	CREATION OF SECURITY	6

2.1	Security Interest	6
2.2	Permitted Security	7
2.3	General	7
2.4	Consideration and enforceability	7

SECTION 3.	PERFECTION AND FURTHER ASSURANCES	7

3.1	General Perfection	7
3.2	Filing of Financing Statements	8
3.3	Delivery of Possessory Collateral	8
3.4	Further Assurances	9

SECTION 4.	[RESERVED]	10

SECTION 5.	REPRESENTATIONS AND WARRANTIES	10

5.1	Representations and Warranties	10
5.2	No Liability	11
5.3	Necessary Filings	11

SECTION 6.	UNDERTAKINGS	12

6.1	Undertakings	12
6.2	Certification of Limited Liability Company and Limited Partnership Interests	14
6.3	Indemnity	14
6.4	Indemnity Obligations Secured by Collateral; Survival	15

SECTION 7.	WHEN SECURITY MAY BE ENFORCED	16

SECTION 8.	ENFORCEMENT OF SECURITY	16

8.1	General	16
8.2	Distributions and Voting Rights	17
8.3	Collections after a Trigger Event	18
8.4	ABL Loan Collateral Agent’s Rights upon Trigger Event	18
8.5	No Marshaling	20
8.6	Securities Act	20
8.7	Registration	21
8.8	Intercreditor Agreement	22
8.9	Waiver of Claims	22

SECTION 9.	APPLICATION OF PROCEEDS	23

SECTION 10.	MISCELLANEOUS	23

10.1	Amendments	23

i	PLEDGE AGREEMENT

10.2	No Waiver; Remedies Cumulative	23
10.3	No Third Party Beneficiaries	23
10.4	Successors and Assigns; Benefit of Agreement	23
10.5	Counterparts	24
10.6	Severability	24
10.7	Notices	24
10.8	Choice of Law	24
10.9	Jurisdiction	24
10.10	Waiver of Immunity	24
10.11	WAIVER OF TRIAL BY JURY	24
10.12	Survival	25
10.13	Complete Agreement	25
10.14	Release	25

Schedules

Schedule 1:	Pledged Securities

Schedule 2:	Executive Offices

Schedule 3:	Form of Security Supplement

ii	PLEDGE AGREEMENT

THIS MEMBERSHIP INTERESTS SECOND LIEN PLEDGE AGREEMENT (this Agreement) is dated as of September 25, 2013, between HAWAII PACIFIC ENERGY, LLC (the Pledgor) and Deutsche Bank AG New York Branch (the ABL Loan Collateral Agent), as ABL Loan Collateral Agent for and on behalf of the Second Lien Secured Parties.

Recitals:

WHEREAS, the Lenders (as defined in the ABL Loan Credit Agreement), the Administrative Agent, the ABL Loan Collateral Agent and the Borrowers are parties to the ABL Loan Credit Agreement, pursuant to which the Lenders have agreed to extend a credit amount to the Borrowers of $125,000,000 or such larger amount as mutually agreed between the Lenders and the Borrowers and is otherwise permitted under the Basic Documents;

WHEREAS, the Inventory Facility Counterparty, the Inventory Collateral Agent and the Inventory Party are entering into the Inventory Documents, pursuant to which they will enter into Inventory transactions and transactions related to the Inventory and the Inventory Documents;

WHEREAS, the Pledgor, the Second Lien Secured Parties and the ABL Loan Collateral Agent, among others, have entered into the Intercreditor Agreement to, among other things, define the rights, duties, authority and responsibilities of the Inventory Collateral Agent and the priority of payments and security between the Loan Parties and the Inventory Party;

WHEREAS, the Pledgor are entering into this Agreement for purposes of establishing a second-priority Lien over the collateral described herein in favor of the ABL Loan Collateral Agent for and on behalf of the Second Lien Secured Parties to secure the Second Lien Obligations;

WHEREAS, it is a condition precedent to (a) the Inventory Party performing its obligations under the Inventory Documents and (b) the Loan Parties performing their respective obligations under the Credit Agreement that the Pledgor enter into this Agreement;

WHEREAS, Pledgor is the legal and beneficial owner of 100% of the membership interests in the Company.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the Parties hereto covenant and agree as follows:

SECTION 1.	Interpretation.

1.1 Definitions. Except as otherwise expressly provided herein, each capitalized term used herein and not otherwise defined will have the meaning assigned to such term in Section 1.1 (Definitions) of the Intercreditor Agreement. In this Agreement and its Schedules the following terms will have the following meanings:

ABL Loan Collateral Agent has the meaning given to it in the introductory paragraph hereof.

Authorized Officer means (a) with respect to any Person that is a corporation or a limited liability company, the chairman, president, the chief executive officer, the chief operating officer, the treasurer, the chief financial officer, any vice president or the secretary (or assistant secretary) of such

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Person and (b) with respect to any Person that is a partnership, the president, any vice president or the secretary (or assistant secretary) of a general partner or managing partner of such Person, in each case, who has authority to act for or bind such Person under such Person’s charter documents and applicable law.

Collateral means the following, wherever located, in which the Pledgor now has or later acquires any right, title or interest, including:

(a) all Pledged Securities;

(b) all securities, moneys or property representing dividends in respect of any of the Pledged Securities, or representing a distribution in respect of the Pledged Securities (in each case, including new Equity Interests of the Company), whether arising under the terms of any of the following documents, as applicable (each, an Organizational Document and collectively, the Organizational Documents): articles of incorporation, certificate of formation, certificate of organization, articles of organization, by laws, limited liability company agreement, certificates of limited liability company membership interests, and all amendments or modifications of any of the foregoing, and all other agreements, instruments and/or other organizational or governing documents of or relating to the Company (such dividends and distributions, to the extent paid in cash, will be referred to herein as Distributions);

(c) all securities, moneys or property resulting from a split up, revision, reclassification or other like change of the Pledged Securities or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Securities;

(d) all rights, privileges, authority and power arising from Pledgor’s Equity Interests in the Company and ownership of the Collateral;

(e) all other payments, if any, due or to become due to the Pledgor in respect of the Collateral, under or arising out of any Organizational Document of the Company, or otherwise, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;

(f) all of the Pledgor’s rights pursuant to any Organizational Document of the Company or at law or in equity, to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to the Pledged Securities, including the right to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of the Pledged Securities and/or the Company to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce or execute any checks, or other instruments or orders and to file any claims and to take any action in connection with any of the foregoing;

(g) all investment property issued by, or relating to the Company;

(h) all equity interests or other property now owned or hereafter acquired by the Pledgor as a result of exchange offers, recapitalizations of any type, contributions to capital, options or other rights relating to the Pledged Securities; and

2	PLEDGE AGREEMENT

(i) to the extent not listed above as original Collateral, all proceeds and products of, and accessions to, each of the above assets.

Discharge of First Lien Obligations means:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed in the proceeding) on all outstanding Indebtedness included in the First Lien Obligations;

(b) payment in full of other amounts (including termination and closing out payments) included in the First Lien Obligations;

(c) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or before the time such principal and interest and other amounts are paid (other than (i) contingent indemnification First Lien Obligations that expressly survive such payment for which no claim or demand for payment, whether oral or written, has been made at such time, and (ii) First Lien Obligations in respect of Derivative Transactions (as defined in the Framework Agreement) as to which alternative security arrangements satisfactory to the applicable First Lien Secured Party have been agreed in writing and are in effect); and

(d) termination or expiration of any commitments to extend credit or transactions under Basic Documents constituting First Lien Documents that would be First Lien Obligations.

Discharge of Second Lien Obligations means:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed in the proceeding) on all outstanding Indebtedness included in the Second Lien Obligations;

(b) payment in full of other amounts (including termination and closing out payments) included in the Second Lien Obligations;

(c) payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or before the time such principal and interest and other amounts are paid (other than (i) contingent indemnification Second Lien Obligations that expressly survive such payment and for which no claim or demand for payment, whether oral or written, has been made at such time, and (ii) Secured Cash Management Obligations, Secured Hedging Obligations, and obligations in respect of Letters of Credit (in each case, as defined in the Credit Agreement) as to which arrangements satisfactory to the applicable Second Lien Secured Parties have been made); and

(d) termination or expiration of any commitments to extend credit or transactions under Basic Documents constituting Second Lien Document that would be Second Lien Obligations.

Distributions has the meaning given to such term in paragraph (b) of the definition of Collateral.

Equity Interest has the meaning given to such term in paragraph (a) of the definition of Pledged Securities.

3	PLEDGE AGREEMENT

First Lien Agent means the Inventory Collateral Agent acting on behalf of itself and the Inventory Party under the Membership Interests First Lien Pledge Agreement.

First Lien Documents means the Inventory Documents and the Intercreditor Agreement.

First Lien Obligations means the Inventory Obligations.

First Lien Secured Parties means the Inventory Collateral Agent and the Inventory Party.

Governmental Authority means any federal, regional, provincial, state, local or municipal government, governmental body, agency, instrumentality, authority or other entity established or controlled by any of the foregoing or subdivision thereof, including any legislative, administrative, regulatory or judicial body.

Intercreditor Agreement means the Intercreditor Agreement dated as of September 25, 2013 by and among, among others, Barclays Bank PLC, Deutsche Bank AG New York Branch, ABL Loan Collateral Agent, the Inventory Collateral Agent and the Pledgor.

Inventory Party means Barclays Bank PLC.

Lien means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

Membership Interests First Lien Pledge Agreement means the Membership Interests First Lien Pledge Agreement dated as of September 25, 2013 between the Pledgor and the Inventory Collateral Agent on behalf of itself and the Inventory Party, pursuant to which the Pledgor grants a first-priority Lien on the Collateral.

Organizational Documents has the meaning given to such term in paragraph (b) of the definition of Collateral.

Party means a party to this Agreement.

Pledged Securities means any and all of the following:

(a) the membership interests, interests, rights to purchase, warrants, options, participations or other equivalents of the Pledgor’s interests in the Company but excluding any debt securities convertible into such equity (collectively, the Equity Interests and each an Equity Interest), in each case as set out in Schedule 1 (Pledged Securities); and

(b) all additional Equity Interests in the Company in which the Pledgor at any time has or obtains any interest.

Possessory Collateral means all Collateral consisting of certificated securities.

Relevant State means the state of the Pledgor’s incorporation or organization.

Second Lien Agent means the ABL Loan Collateral Agent acting on behalf of the Loan Parties under the Membership Interests Second Lien Pledge Agreement.

4	PLEDGE AGREEMENT

Second Lien Documents means the ABL Loan Documents and the Intercreditor Agreement.

Second Lien Obligations means the ABL Loan Obligations.

Second Lien Secured Parties means the ABL Loan Collateral Agent and the Loan Parties.

Second Lien Security Document means the Inventory Second Lien Security Agreement, the Mortgage Second Lien Agreement, the Membership Interests Second Lien Pledge Agreement and the Inventory Account Control Agreement.

Security means any Lien created by this Agreement.

Security Supplement means any supplement to this Agreement in substantially the form of Schedule 3 (Form of Security Supplement), executed by an Authorized Officer of the Pledgor.

UCC means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of applicable law, the perfection or priority of the security interest granted hereunder in any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term UCC will mean the Uniform Commercial Code as in effect in such other jurisdiction solely for the purposes of the provisions hereof relating to such perfection or priority.

1.2 Construction.

(a) Any term defined in the UCC and not defined in this Agreement has the meaning given to that term in the UCC.

(b) Any term defined in the Intercreditor Agreement and not defined in this Agreement or the UCC has the meaning given to that term in the Intercreditor Agreement.

(c) In addition, in this Agreement, unless the contrary intention appears, a reference to:

(i) an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement or re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(ii) assets includes present and future properties, revenues and rights of every description;

(iii) unless the contrary intention appears, a reference to fraudulent transfer law means any applicable bankruptcy law or state fraudulent transfer or conveyance statute, and the related case law;

(iv) the terms include, includes and including are deemed to be followed by the phrase “without limitation”;

5	PLEDGE AGREEMENT

(v) indebtedness includes any obligation (whether incurred as principal or as surety and whether present or future, actual or contingent) for the payment or repayment of money;

(vi) control means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise;

(vii) the term law includes any applicable law, statute, regulation, regulatory requirement, rule, ordinance, ruling, decision, treaty, directive, order, guideline, policy, writ, judgment, injunction or request (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any court or other governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization, officer or official, fiscal or monetary authority, or other ministry or public entity (and their interpretation, administration and application), whether or not having the force of law;

(viii) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any successor law;

(ix) a Trigger Event being outstanding or continuing means that it has not been remedied or waived;

(x) a Section or an Annex is a reference to a section of, or an annex to, this Agreement;

(xi) a Party or any other Person includes its successors in title, permitted assigns and permitted transferees, and a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(xii) no reference to proceeds in this Agreement authorized any sale, transfer or other disposition of Collateral by the Pledgor;

(xiii) a reference to a document or security includes (without prejudice to any prohibition on amendments) any amendment or supplement to or renewal or restatement thereof;

(xiv) the singular includes the plural and vice versa and each gender includes the other gender;

(xv) a time of day is a reference to New York City time; and

(xvi) The headings in this Agreement do not affect its interpretation.

1.3 Recitals. The whereas clauses contained in the “Recitals” section (as detailed on page 1 of this Agreement) are hereby incorporated into this Agreement in full.

SECTION 2.	Creation of Security.

2.1 Security Interest. As security for the prompt and complete payment and performance of the Second Lien Obligations in full when due (whether due because of stated maturity,

6	PLEDGE AGREEMENT

acceleration, mandatory prepayment, or otherwise) and to induce the Second Lien Secured Parties to enter into the Second Lien Documents, the Pledgor hereby pledges to the ABL Loan Collateral Agent for the benefit of the Second Lien Secured Parties, and hereby grants to the ABL Loan Collateral Agent for the benefit of the Second Lien Secured Parties a continuing second-priority security interest in the Collateral.

2.2 Permitted Security. For the avoidance of doubt, nothing in this Agreement will prevent the Pledgor from permitting to subsist or granting any other security interest in the Collateral under the Membership Interests First Lien Pledge Agreement.

2.3 General. All the Security created under this Agreement

(a) is continuing security for the irrevocable and indefeasible payment in full of the ultimate balance of the Second Lien Obligations, regardless of any intermediate payment or discharge in whole or in part;

(b) is in addition to, and not in any way prejudiced by, any other security now or subsequently held by any Second Lien Secured Party.

(c) This Agreement will remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s assets, and will continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. To the extent that any Second Lien Secured Party receives any payment by or on behalf of the Pledgor, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Pledgor or to its estate, trustee, receiver, custodian or any other Person under any Bankruptcy Law or otherwise, then to the extent of the amount so required to be repaid, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid will be reinstated by the amount so repaid and will be included within the obligations as of the date such initial payment, reduction or satisfaction occurred.

2.4 Consideration and enforceability. (a) The Pledgor acknowledges and agrees that each of the Second Lien Secured Parties has acted in good faith in connection with this Agreement and the transactions contemplated by the Basic Documents.

(b) This Agreement is enforceable against the Pledgor to the maximum extent permitted by the fraudulent transfer laws.

SECTION 3.	Perfection and Further Assurances.

3.1 General Perfection.

(a) The Pledgor must take, at its own expense, promptly, and in any event within any applicable time limit whatever action is necessary or reasonably requested by the ABL Loan Collateral Agent or any other Second Lien Secured Party to ensure that this Security is as of the date hereof, and will continue to be until the Discharge of Second Lien Obligations, a validly created, attached, enforceable and perfected second-priority continuing security interest in the Collateral in favor of the

7	PLEDGE AGREEMENT

Second Lien Secured Parties, in all relevant jurisdictions, securing payment and performance of the Second Lien Obligations and in each case, to protect this Security, to enable the ABL Loan Collateral Agent to exercise and enforce its rights, powers and remedies under this Agreement with respect to any of the Collateral and to facilitate the assignment or transfer of any rights and/or obligations of the ABL Loan Collateral Agent or the applicable Second Lien Secured Parties under this Agreement. The Pledgor will pay any applicable filing fees, recordation taxes and related expenses relating to the Collateral.

(b) Without limiting the generality of the foregoing, this includes the giving of any notice, order or direction, the making of any filing or registration, the passing of any resolution and the execution and delivery of any documents or agreements which are necessary or the ABL Loan Collateral Agent reasonably deems desirable and the taking of any of the actions described in the following provisions of this Section 3 (Perfection and Further Assurances).

3.2 Filing of Financing Statements.

(a) The Pledgor authorizes the ABL Loan Collateral Agent to prepare and file, at the Pledgor’s expense and without the signature of the Pledgor:

(i) financing statements describing the Collateral;

(ii) continuation statements; and

(iii) any amendment in respect of those statements.

(b) The Pledgor expressly authorizes the ABL Loan Collateral Agent, if it so elects, to file financing statements which describe the Collateral.

(c) Promptly after filing a financing statement, the Pledgor must provide the ABL Loan Collateral Agent with a search report, from a reputable search company reasonably satisfactory to the ABL Loan Collateral Agent, of the UCC records of the Secretary of State (or other relevant government office) of each Relevant State indicating that the ABL Loan Collateral Agent’s security interest is before all other security interests or other interests reflected in the report other than the First Lien Agent’s first priority Lien over the Collateral for the benefit of the First Lien Secured Parties.

3.3 Delivery of Possessory Collateral.

(a) The Pledgor has delivered to (i) before the Discharge of First Lien Obligations, the First Lien Agent and (ii) thereafter, the ABL Loan Collateral Agent (or as directed by such agent) the originals of all Possessory Collateral (including all original certificates and instruments evidencing or representing the Pledged Securities) existing on the date of this Agreement.

(b) The Pledgor must deliver to (i) before the Discharge of First Lien Obligations, the First Lien Agent and (ii) thereafter, the ABL Loan Collateral Agent (or as directed by such agent), promptly upon but in any case within two (2) Business Days after receipt, originals of any other Possessory Collateral (including Pledged Securities) arising or acquired by the Pledgor after the date of this Agreement.

8	PLEDGE AGREEMENT

(c) All Possessory Collateral (including the Pledged Securities) delivered under this Agreement will be either:

(i) duly endorsed and in suitable form for transfer by delivery; or

(ii) accompanied by undated instruments of transfer endorsed in blank, and in form and substance satisfactory to (i) before the Discharge of First Lien Obligations, the First Lien Agent and (ii) thereafter, the ABL Loan Collateral Agent.

(d) Until the Discharge of First Lien Obligations, the First Lien Agent and thereafter until the Discharge of Second Lien Obligations, the ABL Loan Collateral Agent will hold (directly or through an agent) the Pledged Securities, all other Possessory Collateral and related instruments of transfer delivered to it. At any time and from time to time, such agent will have the right to exchange certificates or instruments evidencing or representing the Possessory Collateral for certificates or instruments of smaller or larger denominations.

(e) The Pledgor authorizes the ABL Loan Collateral Agent at any time and from time to time to communicate with the Company with regard to any matter relating to the Pledged Securities or any other Collateral.

(f) Notwithstanding anything to the contrary set forth herein, before the Discharge of First Lien Obligations, to the extent the Pledgor is required under this Agreement to deliver any Possessory Collateral, including the Pledged Securities, to the ABL Loan Collateral Agent and is required to deliver such Possessory Collateral to the First Lien Agent in accordance with the terms of the First Lien Documents, the Pledgor’s obligations under this Agreement with respect to such delivery will be deemed satisfied by the delivery to the First Lien Agent, acting as a gratuitous bailee for the Second Lien Secured Parties, pursuant to the terms of the Intercreditor Agreement.

3.4 Further Assurances.

(a) The Pledgor must take, at its own expense, promptly, and in any event within any applicable time limit, whatever action the ABL Loan Collateral Agent may reasonably require for:

(i) creating, attaching, perfecting and protecting, and maintaining the applicable priority of, any security interest intended to be created by this Agreement;

(ii) facilitating the enforcement of this Security or the exercise of any right, power or discretion exercisable by the ABL Loan Collateral Agent or any of its delegates or sub-delegates in respect of any Collateral;

(iii) obtaining possession of any Possessory Collateral, including the Pledged Securities; and

(iv) facilitating the assignment or transfer of any rights and/or obligations of the ABL Loan Collateral Agent or any other Second Lien Secured Party under this Agreement.

This includes the execution and delivery of any transfer, assignment or other agreement or document, whether to the ABL Loan Collateral Agent or its nominee, which is necessary or the ABL Loan Collateral Agent reasonably deems advisable.

9	PLEDGE AGREEMENT

SECTION 4.	[Reserved].

SECTION 5.	Representations and Warranties.

5.1 Representations and Warranties. The Pledgor makes the following representations and warranties set out in this Section 5 (Representations and Warranties) to each Second Lien Secured Party.

(a) As of the date of this Agreement, the Pledgor’s name as it appears in official filings in its jurisdiction of organization, organization type, organization number, if any, issued by its jurisdiction of organization, and the current location of the Pledgor’s chief executive office, places of business and warehouses and premises at which any Collateral or books and records are located are set forth in Schedule 2 (Executive Offices), none of such locations has changed within the five (5) years preceding the date of this Agreement and the Pledgor has not operated in any jurisdiction under any other trade name or fictitious or other name within the five (5) years preceding the date of this Agreement, except as set forth in Schedule 2 (Executive Offices), and the Pledgor has only one jurisdiction of organization.

(b) The Pledgor has exclusive possession and control of the Collateral pledged by it hereunder, except for Possessory Collateral delivered to (A) before the Discharge of First Lien Obligations, the First Lien Agent, and (B) thereafter, the ABL Loan Collateral Agent in compliance with Section 3.3 (Delivery of Possessory Collateral). All Equity Interests have been duly authorized and are validly issued, fully-paid and non-assessable.

(c) The Equity Interests constitute all of the issued and outstanding equity or ownership interests in the Company, and there are no other equity or ownership interests in the issuer, options or rights to acquire or subscribe for any such interests, or securities or instruments convertible into or exchangeable or exercisable for any such interests.

(d) except as permitted under both the Credit Agreement and the Framework Agreement:

(i) the Pledgor is the sole legal and beneficial owner of, and has the power to transfer and grant a Lien in the Collateral then in existence;

(ii) none of the Collateral is subject to any Lien other than the ABL Loan Collateral Agent’s Lien and the First Lien Agent’s Lien, and the Pledgor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the ABL Loan Collateral Agent;

(iii) except as provided in this Agreement and in the Membership Interests First Lien Pledge Agreement, the Pledgor has not agreed or committed to sell, assign, pledge, transfer, license, lease or encumber any of the Collateral, or granted any option, warrant, or right with respect to any of the Collateral; and

(iv) no effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect is on file or of record with respect to any Collateral, except for those that create, perfect or evidence the ABL Loan Collateral Agent’s Lien or the First Lien Agent’s Lien.

10	PLEDGE AGREEMENT

(e) [Reserved].

(f) None of the Pledged Securities constitutes “margin stock” within the meaning of Regulation U or X issued by the Board of Governors of the United States Federal Reserve System.

(g) As of the date hereof and each date on which the Pledgor is required to deliver a Security Supplement under Section 6.1(j) (Undertakings):

(i) Schedule 1 (Pledged Securities) sets forth a true and complete list of all Pledged Securities;

(ii) the Company keeps at its address listed in Schedule 1 (Pledged Securities) its company records, stock ledger and all records, documents and instruments relating to or evidencing such Equity Interests;

(h) The Pledgor has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated.

(i) No consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the security interest effected hereby (other than such as have been obtained and are in full force and effect).

(j) By virtue of the execution and delivery by the Pledgor of this Agreement, when any Possessory Collateral, including the Pledged Securities, is delivered to the ABL Loan Collateral Agent in accordance with this Agreement (or before the Discharge of First Lien Obligations, to the First Lien Agent, acting as gratuitous bailee for the Second Lien Secured Parties, pursuant to the terms of the Intercreditor Agreement) the ABL Loan Collateral Agent will obtain a legal, valid and perfected and (i) before the Discharge of First Lien Obligations, second and (ii) thereafter, first-priority lien upon and security interest in such Possessory Collateral as security for the payment and performance of the Second Lien Obligations.

5.2 No Liability.

(a) Except as otherwise provided herein, none of the Pledgor’s rights, interests, liabilities and obligations under contractual obligations that constitute part of the Collateral are affected by this Agreement or the exercise by the ABL Loan Collateral Agent of its rights under this Agreement;

(b) Neither the ABL Loan Collateral Agent nor any other Second Lien Secured Party, unless it expressly agrees in writing, will have any liabilities or obligations under any contractual obligation that constitutes part of the Collateral as a result of this Agreement, the exercise by the ABL Loan Collateral Agent of its rights under this Agreement or otherwise; and

(c) Neither the ABL Loan Collateral Agent nor any other Second Lien Secured Party has or will have any obligation to collect upon or enforce any contractual obligation or claim that constitutes part of the Collateral, or to take any other action with respect to the Collateral.

5.3 Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by the Pledgor to the ABL Loan Collateral Agent hereby in respect of the Collateral have been accomplished, in each case within the time frames required by this Agreement and the ABL Loan Credit Agreement, and the security

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interest granted to the ABL Loan Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the date hereof in the State of New York), by filing a financing statement under the UCC as enacted in any relevant jurisdiction.

SECTION 6.	Undertakings.

6.1 Undertakings. The Pledgor agrees to be bound by the covenants set out in this Section 6 (Undertakings) until the Discharge of Second Lien Obligations.

(a) (e) Except as otherwise permitted under the Second Lien Documents, no Pledgor will:

(i) change its or any the Company’s name as it appears in official filings in the jurisdiction of its incorporation or organization;

(ii) do business under any name other than a name authorized under sub-paragraph (i) above;

(iii) change its or the Company’s chief executive office, principal place of business or locations at which Collateral is held, or the location of its records concerning the Collateral, in each case, from that set forth in the relevant schedules to this Agreement;

(iv) change the type of entity that it or the Company is

(v) change its or the Company’s organization identification number, if any, issued by its jurisdiction of incorporation or organization;

(vi) change its or the Company’s jurisdiction of incorporation or organization or incorporate or organize in any additional jurisdictions or allow the Company to incorporate or organize in any additional jurisdictions;

(vii) otherwise amend its or the Company’s charter documents or the rights attaching to its or the Company’s Equity Interests or grant any waiver thereunder in any way that is materially adverse to the interests of the Second Lien Secured Parties;

(viii) directly or indirectly liquidate, wind up, terminate, reorganize or dissolve itself or the Company (or suffer any liquidation, winding up, termination, reorganization or dissolution) or otherwise wind up itself or the Company; or

(ix) cancel, terminate or permit the cancellation or termination of any of its or the Company’s charter documents,

unless, in the case of each of sub-paragraphs (i) through (vi) any such new location is in Hawaii and the Pledgor or the Company will have given the ABL Loan Collateral Agent at least thirty (30) days’ prior written notice of such change and all action necessary or reasonably requested by the Inventory Collateral Agent to preserve and perfect any Lien with respect to the Collateral will have been completed or taken.

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(b) The Pledgor permits the Inventory Collateral Agent and its agents and representatives, during normal business hours and upon reasonable notice, to inspect Collateral, to examine and make copies of and abstracts from the records of the Collateral, and to discuss matters relating to the Collateral directly with the Pledgor’s officers and employees.

(c) The Pledgor will cause the Company to keep and maintain, at its address indicated in Schedule 1 (Pledged Securities) its company records and all records, documents and instruments constituting, relating to, or evidencing such Pledged Securities. The Pledgor agrees to cause the Company to permit the ABL Loan Collateral Agent and its agents and representatives during normal business hours and upon reasonable notice, to examine and make copies of and abstracts from the records and stock ledgers and to discuss matters relating to the Pledged Securities of the Company and its records directly with its officers and employees.

(d) At the ABL Loan Collateral Agent’s request, the Pledgor must provide it with any information concerning the Collateral that it may reasonably request.

(e) Except as otherwise permitted by the Second Lien Documents, the Pledgor:

(i) must maintain sole legal and beneficial ownership of the Collateral;

(ii) must not permit any Collateral to be subject to any Lien other than the ABL Loan Collateral Agent’s Lien or the First Lien Agent’s Lien and must at all times warrant and defend the ABL Loan Collateral Agent’s Lien in the Collateral against all other Liens and claimants (other than the Liens created under the Membership Interests First Lien Pledge Agreement);

(iii) must not sell, assign, transfer, pledge, license, lease or encumber, or grant any option, warrant, or right with respect to, any of the Collateral, or agree or contract to do any of the foregoing;

(iv) must not waive, amend or terminate, in whole or in part, any accessory or ancillary right or other right in respect of any Collateral; and

(v) must not take any action which would result in a reduction in the value of any Collateral.

(f) Except as otherwise permitted by the Second Lien Documents, the Pledgor must pay when due (and in any case before any penalties are assessed or any Lien is imposed on any Collateral) all taxes, assessments and charges imposed on or in respect of the Collateral and all claims against the Collateral, except to the extent being contested in good faith and by appropriate proceedings being diligently conducted and with respect to which reserves are being maintained in accordance with generally accepted accounting principles in the United States of America.

(g) Except as otherwise permitted by the Second Lien Documents, in any suit, legal action, arbitration or other proceeding involving the Collateral or the ABL Loan Collateral Agent’s Lien, the Pledgor must take all lawful action to avoid impairment of the ABL Loan Collateral Agent’s Lien or the ABL Loan Collateral Agent’s rights under this Agreement or the imposition of a Lien on any of the Collateral.

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(h) Except for dividends or distributions permissible under Section 10.03 of the Credit Agreement and made in compliance with such section, the Pledgor will not permit the Company:

(i) to make, declare, or pay any dividends, distributions, or returns of capital, or purchase, redeem, or otherwise acquire for value any shares of capital stock or other ownership interests in such issuer now or later outstanding, or make any distribution of assets or property to its members or shareholder as such;

(ii) to cancel or change the terms of any Equity Interests; or

(iii) to effect or permit the change of control of the Company, except as expressly permitted under the Credit Agreement.

(i) The Pledgor will not take any action, or permit the Company to take any action, that could cause any of the Pledged Securities to constitute “margin stock” within the meaning of Regulation U or X issued by the Board of Governors of the United States Federal Reserve System.

(j) Annually on each anniversary of the date of this Agreement and from time to time on written demand from the ABL Loan Collateral Agent, the Pledgor will deliver to the ABL Loan Collateral Agent (i) a Security Supplement executed by an Authorized Officer of the Pledgor, together with supplements to all of the Schedules attached to this Agreement or (ii) a written confirmation executed by an Authorized Officer of the Pledgor confirming that there has been no change in the information provided in this Agreement since the date of the execution and delivery of this Agreement or the date of the most recent Security Supplement or written confirmation delivered pursuant to this Section 6.1(j) (Undertakings).

6.2 Certification of Limited Liability Company and Limited Partnership Interests. The Pledgor acknowledges and agrees that (a) to the extent each interest in any limited liability company or limited partnership controlled now or in the future by the Pledgor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest will be certificated and (b) each such interest will at all times hereafter continue to be such a security and represented by such certificate. The Pledgor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by the Pledgor and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, the Pledgor will promptly elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC, and will promptly make such interest be represented by a certificate, but will not do so unless and until the Pledgor provides prior written notification to the ABL Loan Collateral Agent of such election and such interest is thereafter represented by a certificate that is delivered to, before the Discharge of First Lien Obligations, the First Lien Agent and thereafter, the ABL Loan Collateral Agent pursuant to the terms hereof.

6.3 Indemnity.

(a) The Pledgor agrees to indemnify, reimburse and hold the ABL Loan Collateral Agent, each other Second Lien Secured Party and their respective successors, assigns, employees, officers, directors, affiliates and agents (each, an Indemnitee, and collectively the Indemnitees) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits,

14	PLEDGE AGREEMENT

judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (collectively, expenses) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Basic Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 6.3 (Indemnity) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Pledgor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to promptly notify the relevant Pledgor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of paragraph (a) above, the Pledgor agrees to pay or reimburse the ABL Loan Collateral Agent for any and all reasonable fees, out-of-pocket costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the ABL Loan Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the ABL Loan Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of paragraphs (a) and (b) above, the Pledgor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, out-of-pocket costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Pledgor in this Agreement, any other Basic Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Basic Document.

(d) If and to the extent that the obligations of the Pledgor under this Section 6.3 (Indemnity) are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

6.4 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute obligations secured by the Collateral. The indemnity obligations of the Pledgor contained in Section 6.3 (Indemnity) shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, and the termination of all letters of credit issued under the Credit Agreement.

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SECTION 7.	When Security May Be Enforced.

Subject to the Intercreditor Agreement, this Security may be enforced by the ABL Loan Collateral Agent at any time after a Trigger Event has occurred and is continuing.

SECTION 8.	Enforcement of Security.

8.1 General.

(a) After this Security has become enforceable, subject to the Intercreditor Agreement, the ABL Loan Collateral Agent may immediately, in its absolute discretion, exercise any right under:

(i) applicable law; or

(ii) this Agreement,

to enforce all or any part of the Security in respect of any Collateral in any manner or order it sees fit.

(b) This includes:

(i) any rights and remedies available to the ABL Loan Collateral Agent or the First Lien Agent, as applicable under applicable law and under the UCC (whether or not the UCC applies to the affected Collateral and regardless of whether or not the UCC is the law of the jurisdiction where the rights or remedies are asserted) as if those rights and remedies were set forth in this Agreement in full;

(ii) transferring or assigning to, or registering in the name of, the ABL Loan Collateral Agent or its nominees any of the Collateral;

(iii) exercising any consent and other rights relating to any Collateral;

(iv) performing or complying with any contractual obligation that constitutes part of the Collateral;

(v) receiving, endorsing, negotiating, executing and delivering or collecting upon any check, draft, note, acceptance, chattel paper, account, instrument, document, letter of credit, contract, agreement, receipt, release, bill of lading, invoice, endorsement, assignment, bill of sale, deed, security, share certificate, stock power, proxy, or instrument of conveyance or transfer constituting or relating to any Collateral;

(vi) asserting, instituting, filing, defending, settling, compromising, adjusting, discounting or releasing any suit, action, claim, counterclaim, right of set off or other right or interest relating to any Collateral;

(vii) executing and delivering acquittances, receipts and releases in respect of Collateral;

(viii) entering onto the property where any Collateral is located to take possession thereof without judicial process;

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(ix) before disposition of the Collateral, processing or otherwise preparing the Collateral for disposition in any manner to the extent the ABL Loan Collateral Agent deems appropriate;

(x) [Reserved]

(xi) without notice except as specified in Section 8.4(b) (ABL Loan Collateral Agent’s Rights upon Trigger Event), selling the Collateral or any part thereof at public or private sale, at any of the Second Lien Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the ABL Loan Collateral Agent may deem commercially reasonable;

(xii) [Reserved]

(xiii) providing entitlement orders with respect to security entitlements and other investment property constituting a part of the Collateral and, without notice to the Pledgor, transfer to or register in the name of the ABL Loan Collateral Agent or the First Lien Agent, as applicable or any of its nominees any or all of the Equity Interest or any other investment property; and

(xiv) exercising any other right or remedy available to the ABL Loan Collateral Agent under the Basic Documents, the Intercreditor Agreement and the ABL Loan Security Documents or any other agreement between the parties.

8.2 Distributions and Voting Rights

(a) So long as no Trigger Event has occurred and is continuing, the Pledgor will be entitled to exercise all voting and other consensual rights with respect to the Pledged Securities for any purpose not inconsistent with the terms of any Second Lien Document, the Intercreditor Agreement or any Security Document and to receive and retain all dividends, interest, revenues, income, distributions and proceeds of any kind in respect of the Pledged Securities to the extent permitted by such documents.

(b) Upon the occurrence and during the continuation of a Trigger Event, all rights of the Pledgor to exercise voting and other consensual rights with respect to the Pledged Securities and to receive dividends, interest, revenues, income, distributions and proceeds of any kind in respect of the Pledged Securities will cease, and all these rights will, subject to the rights of the First Lien Agent and the obligations of the Pledgor under the Membership Interests First Lien Pledge Agreement and the Intercreditor Agreement, immediately become vested solely in the ABL Loan Collateral Agent or its nominees, and the Pledgor grants the ABL Loan Collateral Agent or its nominees the Pledgor’s irrevocable and unconditional proxy for this purpose. After the occurrence and during the continuation of a Trigger Event, any dividends, interest, revenues, income, distribution and proceeds of any kind in respect of the Pledged Securities received by the Pledgor will be held in trust for the ABL Loan Collateral Agent, and the Pledgor will keep all such amounts separate and apart from all other funds and property so as to be capable of identification as the property of the ABL Loan Collateral Agent and, subject to the rights of the First Lien Agent and the obligations of the Pledgor under the Membership Interests First Lien Pledge Agreement and the Intercreditor Agreement, will deliver these amounts at such time as the ABL Loan Collateral Agent may request to the ABL Loan Collateral Agent in the identical form received, properly endorsed or assigned if required to enable the ABL Loan Collateral Agent to complete collection.

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8.3 Collections after a Trigger Event.

(a) Following the occurrence of a Trigger Event that is continuing, until the ABL Loan Collateral Agent exercises its right to collect the proceeds of and amounts payable in respect of Collateral, the Pledgor will collect, or will cause to be collected on its behalf pursuant to the Credit Agreement, the Intercreditor Agreement and the other Second Lien Security Documents to which it is a party, with diligence, and at its own expense, all such proceeds and amounts as they become due or payable. The parties to this Agreement expressly agree that the Pledgor must diligently collect the proceeds of and amounts payable in respect of Collateral and enforce (before the occurrence of a Trigger Event) its rights in respect of Collateral.

(b) If a Trigger Event occurs and is continuing, the Pledgor must hold all funds and other property received or collected in respect of the Collateral in trust for the ABL Loan Collateral Agent, and must keep these funds and this other property segregated from all other funds and property so as to be capable of identification.

(c) The Pledgor must, subject to the rights of the First Lien Agent and the obligations of the Pledgor under the Membership Interests First Lien Pledge Agreement and the Intercreditor Agreement, deliver those funds and that other property to the ABL Loan Collateral Agent in the identical form received, properly endorsed or assigned when required to enable the ABL Loan Collateral Agent to complete collection.

(d) After the occurrence and during the continuation of a Trigger Event, the Pledgor may not settle, compromise, adjust, discount or release any claim in respect of Collateral and must not accept any returns of merchandise other than in the ordinary course of business.

8.4 ABL Loan Collateral Agent’s Rights upon Trigger Event.

(a) The Pledgor irrevocably constitutes and appoints the ABL Loan Collateral Agent, with full power of substitution, as the Pledgor’s true and lawful attorney in fact, in the Pledgor’s name or in the ABL Loan Collateral Agent’s name or otherwise, and at the Pledgor’s expense, to take any of the actions authorized by this Agreement or permitted under applicable law upon the occurrence and during the continuation of a Trigger Event (in the name of the Pledgor or otherwise) to act, require, demand, receive, compound and give acquittances for any and all moneys and claims for moneys due or to become due to the Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the ABL Loan Collateral Agent may deem to be necessary or advisable to protect the interests of the Second Lien Secured Parties, including the right to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to the Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the ABL Loan Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, and to take any action and to execute any instrument that the ABL Loan Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, without notice to or the consent of the Pledgor. This power of attorney is a power coupled with an interest and cannot be revoked. The Pledgor ratifies and confirms all actions taken by the ABL Loan Collateral Agent or its agents under its respective power of attorney.

(b) The ABL Loan Collateral Agent or any Second Lien Secured Party may be the purchaser of any or all of the Collateral at any sale referred to in Section 8.1(b)(xi) (General) and the

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ABL Loan Collateral Agent, as agent for and representative of the Second Lien Secured Parties (but not any Second Lien Secured Party in its individual capacity), will be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Second Lien Obligations as a credit on account of the purchase price for any Collateral payable by the ABL Loan Collateral Agent at such sale. Each purchaser at any such sale will hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale will be required by applicable law, at least ten (10) days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made will constitute reasonable notification. The ABL Loan Collateral Agent will not be obligated to make any sale of Collateral regardless of notice of sale having been given. The ABL Loan Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the ABL Loan Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less that in the price which might have been obtained at a public sale, even if the ABL Loan Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Second Lien Obligations, the Pledgor will be liable for the deficiency and the fees of any attorneys employed by the ABL Loan Collateral Agent to collect such deficiency.

(c) The ABL Loan Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral.

(d) The grant to the ABL Loan Collateral Agent under this Agreement of any right, power or remedy does not impose upon the ABL Loan Collateral Agent any duty to exercise that right, power or remedy. The ABL Loan Collateral Agent will have no obligation to take any steps to preserve any claim or other right against any Person or with respect to any Collateral.

(e) The Pledgor bears the risk of loss, damage, diminution in value, or destruction of the Collateral.

(f) The ABL Loan Collateral Agent will have no responsibility for any act or omission of any courier, bailee, broker, bank, investment bank or any other Person chosen by it with reasonable care.

(g) The ABL Loan Collateral Agent makes no express or implied representations or warranties with respect to any Collateral or other property released to the Pledgor or its successors and assigns.

(h) The Pledgor agrees that the ABL Loan Collateral Agent will have met its duty of care under applicable law if it holds, maintains and disposes of Collateral in the same manner that it holds, maintains and disposes of property for its own account.

(i) Except as set forth in this Section 8.4 (ABL Loan Collateral Agent’s Rights upon Trigger Event) or as required under applicable law, the ABL Loan Collateral Agent will have no duties or obligations under this Agreement or otherwise with respect to the Collateral.

19	PLEDGE AGREEMENT

(j) The sale, transfer or other disposition under this Agreement of any right, title, or interest of the Pledgor in any item of Collateral will:

(i) operate to divest the Pledgor permanently and all Persons claiming under or through the Pledgor of that right, title, or interest, and

(ii) be a perpetual bar, both at law and in equity, to any claims by the relevant Pledgor or any Person claiming under or through the Pledgor with respect to that item of Collateral.

(k) The Pledgor further agrees that a breach of any of the covenants contained in this Section 8 (Enforcement of Security) will cause irreparable injury to the ABL Loan Collateral Agent, that the ABL Loan Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 (Enforcement of Security) will be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Second Lien Obligations becoming due and payable before their stated maturities.

(l) By accepting the benefits of this Agreement and each other ABL Loan Security Document, the Second Lien Secured Parties expressly acknowledge and agree that this Agreement and each other ABL Loan Security Document may be enforced only by the action of the ABL Loan Collateral Agent and that no other Second Lien Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the ABL Loan Collateral Agent for the benefit of the Second Lien Secured Parties upon the terms of this Agreement and the other ABL Loan Security Documents.

8.5 No Marshaling.

(a) The ABL Loan Collateral Agent need not, and the Pledgor irrevocably waives and agrees that it will not invoke or assert any law requiring the ABL Loan Collateral Agent to:

(i) attempt to satisfy the Second Lien Obligations by collecting them from any other Person liable for them; or

(ii) marshal any security or guarantee securing payment or performance of the Second Lien Obligations or any particular asset of the Pledgor.

(b) The ABL Loan Collateral Agent may release, modify or waive any collateral or guarantee provided by any other Person to secure any of the Second Lien Obligations, without affecting the ABL Loan Collateral Agent’s rights against the Pledgor.

8.6 Securities Act. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the Federal Securities Laws) with respect to any disposition of the Pledged Securities permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the ABL Loan Collateral Agent if the ABL Loan Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the ABL Loan Collateral Agent in any attempt to

20	PLEDGE AGREEMENT

dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor recognizes that in light of such restrictions and limitations the ABL Loan Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that in light of such restrictions and limitations, the ABL Loan Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the ABL Loan Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the ABL Loan Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 8.6 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the ABL Loan Collateral Agent sells.

8.7 Registration. The Pledgor agrees that, upon the occurrence and during the continuance of a Trigger Event, if for any reason the ABL Loan Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the ABL Loan Collateral Agent, use its best efforts to take or to cause the Company to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the ABL Loan Collateral Agent to permit the public sale of such Pledged Securities. The Pledgor further agrees to indemnify, defend and hold harmless the ABL Loan Collateral Agent, each other Secured Party, any underwriter and their respective affiliates and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the ABL Loan Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgor or the Company by the ABL Loan Collateral Agent or any other Secured Party expressly for use therein. The Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause Company to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the ABL Loan Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgor will bear all costs and expenses of carrying out its obligations under this Section 8.7 (Registration). The Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 8.7 (Registration) and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 8.7 (Registration) may be specifically enforced.

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8.8 Intercreditor Agreement. Notwithstanding anything in this Agreement to the contrary, the Lien and security interest granted to the ABL Loan Collateral Agent pursuant to this Agreement with respect to the Collateral shall be second in priority to the Lien and security interest granted to the First Lien Agent on behalf of the First Lien Secured Parties under the Membership Interests First Lien Pledge Agreement. The exercise of any right or remedy by the ABL Loan Collateral Agent or any other Second Lien Secured Party hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. In addition, to the extent any obligation of the Pledgor hereunder, including any obligation to grant sole possession or control or deliver or assign property or funds to the ABL Loan Collateral Agent or any other Person (or register any property in the name of the ABL Loan Collateral Agent or any other Person) conflicts or is inconsistent with (or any representation or warranty hereunder would, if required to be true, conflict or be inconsistent with) the obligations or requirements under a substantially similar provision of the Membership Interests First Lien Pledge Agreement, such obligations or requirements under the Membership Interests First Lien Pledge Agreement, shall control, and the Pledgor shall not be required to fulfill such obligations (or make such representations and warranties) hereunder, and shall be deemed not to be in violation of this Agreement as a result of its performance of the obligations or requirements of the Membership Interests First Lien Pledge Agreement. For the avoidance of doubt, the absence of any specific reference to Section 8.8 (Intercreditor Agreement) in any other provision of this Agreement shall not be deemed to limit the generality of this Section 8.8 (Intercreditor Agreement).

8.9 Waiver of Claims. Except as otherwise provided in this Agreement, THE PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ABL LOAN COLLATERAL AGENT’S TAKING POSSESSION OR THE ABL LOAN COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and the Pledgor hereby further waives, to the extent permitted by law:

(a) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the ABL Loan Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the ABL Loan Collateral Agent’s rights hereunder; and

(c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Pledgor.

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SECTION 9.	Application of Proceeds.

Any moneys received in connection with the Collateral by the ABL Loan Collateral Agent after this Security has become enforceable must be applied in accordance with the terms of the Intercreditor Agreement.

SECTION 10.	Miscellaneous.

10.1 Amendments. Subject to the Intercreditor Agreement, this Agreement may be modified or supplemented or waived only by an instrument or instruments in writing consented to and signed by the Pledgor and the ABL Loan Collateral Agent.

10.2 No Waiver; Remedies Cumulative. The rights of the ABL Loan Collateral Agent under this Agreement (a) may be exercised as often as necessary; (b) are cumulative and not exclusive of its rights under law or in equity, and (c) may be waived only in writing and specifically. Delay in exercising or non-exercise of any right is not a waiver of that right. Any waiver, consent or amendment shall be effective only in the specific instance and for the specific purpose for which it was given and shall not entitle the Pledgor to any further or subsequent waiver, consent or amendment.

10.3 No Third Party Beneficiaries. The agreement of the parties hereto are solely for the benefit of the Pledgor, the ABL Loan Collateral Agent, and the other Second Lien Secured Parties and their respective successors and assigns, and no other Person will have any rights hereunder.

10.4 Successors and Assigns; Benefit of Agreement.

(a) All of the terms of this Agreement will be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns, and will be binding upon and inure to the benefit of and be enforceable by any holder or holders at any time of the Obligations owed to a Second Lien Secured Party, or any part thereof.

(b) The Pledgor may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the ABL Loan Collateral Agent (acting on the instructions of the Administrative Agent) and the Inventory Collateral Agent (acting on the instructions of the Inventory Party), and any purported assignment, delegation or other transfer in violation of this provision will be void and of no effect.

(c) The ABL Loan Collateral Agent may assign or transfer its rights under this Agreement in the manner permitted under the Intercreditor Agreement.

(d) The Pledgor waives and will not assert against any assignee of the ABL Loan Collateral Agent any claims, defenses or set offs which the Pledgor could assert against the prior ABL Loan Collateral Agent except for defenses which cannot be waived under applicable law.

(e) The ABL Loan Collateral Agent and the other First Lien Secured Parties will hold in accordance with this Agreement (and to the extent applicable, the Intercreditor Agreement) all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the ABL Loan Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, the ABL Loan Documents and the Intercreditor Agreement. The ABL Loan Collateral Agent shall act hereunder on the terms and conditions set forth herein, in the ABL Loan Documents and in the Intercreditor Agreement.

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10.5 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic transmission, each of which will be an original and all of which will together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission will be as effective as delivery of a manually signed counterpart of this Agreement.

10.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.7 Notices. All notices, requests, demands, consents, authorizations, directions, waivers and other communications made pursuant to the provisions hereof will be in writing and will be delivered personally or mailed by first class registered or certified mail, postage prepaid or by overnight courier or facsimile at the address specified in the Intercreditor Agreement or such other address as may be furnished in accordance with the Intercreditor Agreement. All notices, requests, demands, consents, authorizations, directions, waivers and other written communications will be effective on receipt.

10.8 Choice of Law. This Agreement, the relationship between the Parties and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship will be governed by and construed in accordance with law of the State of New York including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction.

10.9 Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of any New York State or U.S. Federal court sitting in the City and County of New York for the settlement of any dispute in connection with this Agreement. The New York courts are the most appropriate and convenient courts to settle any such dispute and each Party waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement. To the extent allowed by law, the ABL Loan Collateral Agent or any other Second Lien Secured Party may take (i) proceedings in any other court and (ii) concurrent proceedings in any number of jurisdictions.

10.10 Waiver of Immunity. The Pledgor irrevocably and unconditionally:

(a) agrees not to claim any immunity from proceedings brought by any Second Lien Secured Party against the Pledgor in relation to this Agreement and to ensure that no such claim is made on its behalf;

(b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c) waives all rights of immunity in respect of it or its assets.

10.11 WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY INVENTORY DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY INVENTORY DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

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10.12 Survival. The provisions of Section 3.2(a)(iii) (Filing of Financing Statements), Section 10.8 (Choice of Law), Section 10.9 (Jurisdiction), 10.10 (Waiver of Immunity), 10.11 (Waiver of Trial by Jury) and this Section 10.12 (Survival) will survive execution and delivery of this Agreement, the transactions contemplated in the ABL Loan Documents and the Inventory Documents, and the termination of this Agreement.

10.13 Complete Agreement. This Agreement contains the complete agreement between the Parties on the matters to which it relates and supersedes all prior commitments, agreements and understandings, whether written or oral, on those matters.

10.14 Release. So long as no Trigger Event has occurred and is continuing at the time of such payment, the ABL Loan Collateral Agent hereby releases all Liens over the Collateral consisting of Distributions at such time as such Distributions are paid as permitted under Section 6.19 of the Framework Agreement and Section 10.03 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement on the date stated at the beginning of this Agreement.

HAWAII PACIFIC ENERGY, LLC,
a Delaware limited liability company

By:	Par Petroleum Corporation
its sole member

	By:	/s/ R. Seth Bullock
		Name:	R. Seth Bullock
		Title:	Chief Financial Officer

Signature Page to Pledge Agreement

DEUTSCH BANK AG NEW YORK BRANCH, as ABL Loan Collateral Agent

By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

By:	/s/ Michael Winters
	Name:	Michael Winters
	Title:	Vice President

Signature Page to Pledge Agreement